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                                                                   EXHIBIT 10.14

                ASSUMPTION OF AND AMENDMENT TO COMPAQ STOCK PLANS
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     WHEREAS: The Board of Directors deems it advisable and in the best interests of HP to assume certain stock plans of Compaq and amend the terms of certain of the assumed stock plans of Compaq to remove the automatic director grant provisions;

     NOW, THEREFORE, BE IT RESOLVED: That, effective at and contingent upon the occurrence of the Effective Time, the following stock plans of Compaq are assumed and HP shall be deemed the successor to Compaq under each plan:

     Compaq Computer Corporation 2001 Stock Option Plan
     Compaq Computer Corporation 1998 Stock Option Plan
     Compaq Computer Corporation 1995 Equity Incentive Plan, and
     Compaq Computer Corporation 1989 Equity Incentive Plan

(collectively, the "Assumed Plans");

     RESOLVED FURTHER: That, effective at and contingent upon the occurrence of the Effective Time, the Board of Directors hereby reserves a sufficient number of shares of its authorized but unissued common stock of HP, par value $0.01 per share, for issuance upon exercise of stock options and other rights to be granted under the Assumed Plans and, when issued in accordance with the Assumed Plans, such shares will be validly issued, fully paid and nonassessable;

     RESOLVED FURTHER: That, effective at and contingent upon the occurrence of the Effective Time, the Board of Directors designates the Compensation Committee of the Board of Directors to administer the Assumed Plans, including without limitation the authority to amend and terminate the Assumed Plans;

     RESOLVED FURTHER: That, effective at and contingent upon the occurrence of the Effective Time, Section 8 of the Compaq Computer Corporation 2001 Stock Option Plan is deleted in full;

     RESOLVED FURTHER: That, effective at and contingent upon the occurrence of the Effective Time, Section 8 of the Compaq Computer Corporation 1998 Stock Option Plan is deleted in full.


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     I, CHARLES N. CHARNAS, do hereby certify that I am the duly elected and acting Assistant Secretary of Hewlett-Packard Company, a Delaware corporation; that the above is a true and correct copy of the resolutions relating to the amendment of certain stock plans assumed in connection with the merger between Hewlett-Packard Company and Compaq Computer Corporation adopted by the members of the Board of Directors of Hewlett-Packard Company on May 2, 2002; and that the resolutions have not been annulled, rescinded, or revoked and remain in full force and effect.

Date:  May 7, 2002                      /s/ Charles N. Charnas
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                                        Charles N. Charnas
                                        Assistant Secretary